STATE OF SOUTH CAROLINA                              )
                                                     )     EMPLOYMENT AGREEMENT
COUNTY OF MARION                                     )


         THIS AGREEMENT is made between Chester A. Duke, residing at 402 S. Main Street, Marion, South Carolina 29571, herein referred to as Employee or President, and Marion National Corporation, herein referred to as Employer or Corporation, whose principal place of business is 301 N. Main Street, Marion, South Carolina 29571.

         WHEREAS, Employer is a National flank Corporation duly organized and existing under the laws of the United States of America, operating and doing business in South Carolina; and

         WHEREAS, Employer and Employee desire to contract with each other because of employee's experience in matters of banking and his knowledge of the people of this community and state;

         NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, employer and employee agree as follows;

         TERM OF CONTRACT:

         The term of employment shall be four (4) years and shall commence on January 1, 1987. Additionally, on each annual anniversary date from the date of commencement of this agreement the term of employment shall automatically be extended for an additional one (1) year period beyond the then effective expiration date. However, upon written notice being given by either party to the other party the employment may be limited to four (4) years from the date of the notice. Also, when employee reaches the age of sixty-one (61) years the automatic extension of one (1) additional year per annum shall cease.

         The duties of President shall be performed at offices located in Marion County, South Carolina, except as the President shall from time Lo time attend meetings, conferences and attend to other business of the Corporation.

         DUTIES:

         The duties of The President of The Corporation are as follows:

          A.   Serve as Chief Executive officer of the Corporation.

          B.   Direct   activities   of  other   officers  of  Marion   National
               Corporation  in  performance   of  their   responsibilities   and
               functions.

          C.   Establish Corporation objectives, policies and plans.

          D.   Administer Board of Directors policies.

          E.   Promote public relations activities of the Corporation.

          F. Maintain proper attitude toward work responsibilities, including courteous and cooperative relationships with customers and fellow employees.

          G. Perform other duties as applicable or as directed by the Board of Directors.

          H.   Carry the title of President and Chief Executive Officer.

          I.   Report to the Board of Directors.

         Employee shall devote his best efforts to Employer and shall conduct himself in a proper manner. Hours of employment shall be as circumstances shall reasonably dictate, taking into consideration the various civic, community and public relations activities of the position.

         Employee may serve on such boards and committees as he desires to serve upon, provided the time required for such service does not have significant adverse affect upon employee's job performance and provided the Board of Directors do not object.

         OFFICE:

         President shall be provided such working as shall be appropriate for a President of comparable corporations and financial institutions including, but not limited to, an executive office appropriately located and furnished and a late model automobile properly equipped and maintained.

         Corporation shall provide President qualified administrative assistant together appropriate supplies and equipment and office.

         COMPENSATION:

         (a) Corporation shall pay President an annual salary commensurate with salary for comparable positions within the industry. This salary is to be paid exclusive of the insurance, retirement, expense allocations and other matters set forth in this Agreement.

         (b) If the President is unable to work due to illness or injury, he shall be compensated on the basis of his regular salary, less disability income benefits, for a period not to exceed ninety (90) days. If the incapacity exceeds ninety (90) days and the President is unable to perform his duties, his salary shall then be reduced by 50% of his regular monthly salary, less disability income benefits, for a period not to exceed six (6) months from the beginning of the illness or injury which caused the President to be unable to work. After the period of six (6) months if the President is unable to perform his duties this contract shall terminate and all duties and obligations of each party to the other as provided for in this agreement shall end and this agreement shall be of no further force or effect.

         In the event employer merges with another entity or is purchased through voluntary or involuntary takeover, the continuity of salary of President shall be maintained at equal or greater level than the salary existing at the time of merger or purchase, regardless of duties performed, if any, for a minimum period of four (4) years from date of merger or acquisition, except that should such event occur after employee reaches the age of sixty-one (61) years, this employer obligation shall terminate at the end of the contract year which coincides with employee's sixty- fifth birthday. It is further provided that if after such merger or takeover Employee voluntarily resigns and obtains any other employment or receives compensation as an advisor or consultant from any other entity then all further obligations of Corporation to Employee to pay Employee's salary shall be ended.

         Provided, however, that the payments made hereunder shall be reduced in such amounts as is necessary to ensure that the aggregate present value of all payments made to the employee which are described in Section 280G(b) (2) of the Internal Revenue Code of 1954, as amended, as such present value is calculated under Section 280G(d) (4)' does not exceed 300% of the employee's base amount as defined in Section 280G(b) (3) (A).

         OTHER BENEFITS:

         President shall receive fringe benefits during the contract period, paid for by the Corporation. These benefits may change from time to time depending upon availability, re-evaluation, group alteration of terms and similar blanket revisions. However, the unavoidable deletion of any of the following shall be offset by the addition of a comparable benefit so that the present level of these benefits will be maintained as a minimum.
Included in this group are the following:

          A.   Group hospitalization insurance.

          B.   Major medical coverage.

          C.   Group life insurance.

          D.   Group disability insurance.

         In addition to the other matters set forth in this agreement, employer shall pay employee for actual expenses for travel, meals and lodging while employee is on Corporation business, and where the expenses are known in advance, payment shall be made in advance, if desired by the President, otherwise to be paid in the customary manner upon the usual documentation for the expenses incurred.

         RETIREMENT PLAN:

         Upon retirement, President shall receive remuneration as outlined in the present pension plan, or any other plan made in addition, supplementation or substitution of existing plans.

         VACATIONS AND HOLIDAYS:

         President shall receive annually three (3) weeks of paid vacation, to be used jointly or severally at the discretion of employee, notwithstanding the requirements set forth by Banking Law applicable to this matter.

         DURABILITY OF AGREEMENT:

         This Agreement, for valuable consideration mutually given and mutually received, shall transcend any sale, merger, takeover or transformation of Marion National Corporation, its successors and assigns, whether such transition is voluntary or involuntary and this Agreement shall be binding upon employer and employee in all particulars.

AGREEMENT NOT TO COMPETE:

         Employee, upon the event of his voluntary retirement during the term of this agreement, or upon his breach of the agreement, shall not compete with employer by taking a similar position with another banking institution within the County of Marion, South Carolina, for a period of two (2) years.

         MODIFICATION:

         Any alteration of this Agreement shall be in writing duly and voluntarily executed by the parties hereto.

         This document constitutes the complete agreement by and between the parties hereto.

         Any differences, claims, or matters in dispute between the parties arising out of this agreement or connected therewith, shall be determined by South Carolina Law.

         IN WITNESS WHEREOF and pursuant to action taken by the Board of Directors of Marion National Corporation the foregoing instrument has been executed in duplicate this 8th day of July, 1986.


                              [SIGNATURES OMITTED]